Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Tripath Technology Inc. on Form S-1 of our report dated December 17, 2004 (which report expresses an unqualified opinion), on the consolidated financial statements of Tripath Technology Inc. and its subsidiary contained in the Registration Statement and Prospectus.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

San Francisco, California

June 3, 2005